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                               CONSENT OF COUNSEL


              Warburg, Pincus New York Intermediate Municipal Fund


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 13 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-11075, Investment Company Act File No. 811-4964) of Warburg, Pincus New York Intermediate Municipal Fund (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.
                                                   /s/Willkie Farr & Gallagher
                                                   ---------------------------
                                                      Willkie Farr & Gallagher

February 11, 1997
New York, New York



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